Exhibit 11.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Qualification Amendment to the Offering Circular on Form 1-A (File No. 024-1175) pursuant to Regulation A of the Securities Act of 1933 of our report dated April 29, 2024, relating to the financial statements of Avion Owner LLC for the years ended December 31, 2023 and 2022.

/s/ DELOITTE & TOUCHE LLP

New York, New York

June 24, 2024